Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-194902, 333-202813, 333-206325, 333-209784 and 333-216240 on Form S-8 of our report dated February 23, 2018, relating to the consolidated financial statements of Aerohive Networks, Inc. and its subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
February 23, 2018